SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

      Date of Report (date of earliest event reported): September 23, 2002

                              GEOWORKS CORPORATION
             (Exact name of registrant as specified in its charter)

   Delaware                   000-23926                      94-2920371
(State or other       (Commission File Number)      (IRS Employer Identification
jurisdiction of                                                Number)
incorporation)

        6550 Vallejo Street, Suite 102                            94608
                Emeryville, CA                                 (Zip Code)
   (Address of principal executive offices)

Registrant's telephone number, including area code:  (510) 428-3900

Item 1.  Not Applicable.

Item 2.  Acquisition or Disposition of Assets.

On September 23, 2002, Geoworks Corporation, a Delaware corporation (the "Registrant"), announced that it had entered into an agreement to sell its UK professional services business, including its wholly owned UK subsidiary and its largest customer contracts, to Teleca Ltd, a wholly owned subsidiary of Teleca AB, in exchange for approximately $2,300,000 in cash, $300,000 of which is deferred until March 31, 2004. The closing of the transaction, which the parties expect will take place by the end of 2002, is subject to various customary closing conditions, including the approval of the Registrant's stockholders and the approval of each of Nokia and Toshiba to the assignment of their respective contracts. Also, the UK subsidiary is required to have approximately $500,000 in net assets upon closing. Registrant valued the business for purposes of this transaction primarily as a multiple of projected earnings.

Upon the closing of the transaction, the Registrant's remaining assets will primarily consist of its legacy products, including Airboss(TM), GEOS(R) and GEOS SC, and other related intellectual property. Its remaining employees will include a small professional services team and its executive and administrative staff, all of whom are located in its Emeryville headquarters. The Registrant anticipates that the transaction will be followed by its winding up pursuant to a plan of liquidation and dissolution, which is also subject to the approval of the Registrant's stockholders. In the interim management will continue to explore strategic alternatives.

The Registrant intends to file a proxy statement with the SEC relating to a special stockholders meeting at which its stockholders will vote on this transaction and either a plan for the winding up of the Registrant or any other strategic alternatives that may arise. Investors are urged to read this document when it becomes available, as it will contain important information. Investors may obtain copies of the proxy statement when it has been filed with the SEC free of charge from the SEC's website at www.sec.gov as well as from the Registrant by directing a request to its chief financial officer.

The Registrant's directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders with respect to these matters. Information regarding such individuals is included in the Registration's Proxy Statement for its 2002 Annual Meeting of Stockholders, available free of charge from the SEC and from the Registrant as indicated above.

The announcement also contained cautionary statements identifying important factors that could cause actual results to differ materially from those described in forward-looking statements made by the Registrant in the press release.

Item 3-6.  Not Applicable.

Item 7.    Exhibits.

      99.1 Press release dated September 23, 2002.

      99.2 Agreement for the Sale and Purchase of the Entire Issued Share Capital of Geoworks Ltd., dated as of September 23, 2002.

Item 8.  Not Applicable.

Item 9.  Not Applicable.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 26, 2002              Geoworks Corporation

                                       By:   /s/ Timothy J. Toppin
                                            ------------------------------------
                                             Timothy J. Toppin
                                             Vice President, Chief Financial
                                             Officer and Secretary

EXHIBIT INDEX

Exhibit No.       Description

99.1              Press release dated September 23, 2002.

99.2 Agreement for the Sale and Purchase of the Entire Issued Share Capital of Geoworks Ltd., dated as of September 23, 2002.
                                       4